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                                                                    EXHIBIT 23.5


                      [CHAPMAN LETTER HEAD APPEARS HERE]

March 28, 2000


Neutrino Resources Inc.
1400, 300 - 5th Avenue SW
Calgary, Alberta
T2P 3C4

Attention: Mr. Al Smith

Dear Sir:

Re: Neutrino Resources Inc. (the "Company")
    Consent Letter
    ---------------------------------------

We hereby consent to the use of and reference to our name and material from our report entitled "Neutrino Resources Inc., Reserve and Economic Evaluation Constant Price/No Cost Escalation Case", dated January 6, 2000 and any other associated reports in the Company's annual report and in any required filings with the Securities Exchange Commission (SEC) or any other securities regulatory bodies.


Yours very truly,

Chapman Petroleum Engineering Ltd.


/s/ C. W. Chapman
------------------------
C. W. Chapman P. Eng.
President

CWC/hmh/2686

                                                 PERMIT TO PRACTICE
                                          CHAPMAN PETROLEUM ENGINEERING LTD
                                          Signature:/s/ C. W. Chapman
                                                    --------------------

                                           Date: 3/28/00
                                                 -----------------------

                                                  PERMIT NUMBER: P 4201

                                      The Association of Professional Engineers,
                                       Geologists and Geophysicists of Alberta